Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES_OXLEY ACT OF 2002

In connection with the Annual Report of Consolidated Energy, Inc. (the
"Company") on Form 10_KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on this date (the "Report"), I,
David Guthrie, Chief Executive Officer and Chief Financial Officer of the
Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes_Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)
of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ David Guthrie

David Guthrie
Chief Executive Officer and Chief Financial Officer
May 7, 2003